Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Giant Interactive Group Inc.:

(1)	Registration Statement on Form S-8 (No. 333-178182) pertaining to the 2007 Performance Incentive Plan of Giant Interactive Group Inc.; and

(2)	Registration Statement on Form S-8 (No. 333-170179) pertaining to the 2007 Performance Incentive Plan of Giant Interactive Group Inc.; and

(3)	Registration Statement on Form S-8 (No. 333-148934) pertaining to the 2007 Performance Incentive Plan and the 2006 Employee Share Option Scheme of Giant Interactive Group Inc.;

of our reports dated April 18, 2013, with respect to the consolidated financial statements of Giant Interactive Group Inc. and the effectiveness of internal control over financial reporting of Giant Interactive Group Inc. included in this Annual Report (Form 20-F) of Giant Interactive Group Inc. for the year ended December 31, 2012.

/s/ Ernst & Young Hua Ming LLP

Shanghai, People’s Republic of China

April 18, 2013